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Exhibit 21

Subsidiaries of the Registrant

        The following are subsidiaries of the Registrant as of December 31, 2013 and the jurisdiction in which each is organized. Each of the subsidiaries generally conducts its business using names indicated. Certain subsidiaries are not listed; these omitted subsidiaries individually and in the aggregate do not constitute a significant subsidiary.

State or Country of Organization
Subsidiaries of Hill International, Inc.
Transportation Construction Services, Inc.	Delaware
Hill International (Puerto Rico), Inc.	Delaware
KJM & Associates, Ltd.	Washington
Stanley Baker Hill, LLC*	Delaware
Hill International N.V.*	Netherlands
Hill International Development Inc.	Delaware
Hill International Development Ltd.	British Virgin Islands
Hill International Development (II) Ltd.	British Virgin Islands
PCI Group, LLC	Nevada
Hill International Real Estate, LLC*	Pennsylvania
Hill International Real Estate Partners, LP*	Pennsylvania
Boyken International, Inc.	Georgia
TRS Consultants, Inc.	California
TCM Group, Inc.	California
HillStone International, LLC	Delaware
Hill International (New England) Inc.	Massachusetts
Subsidiaries of Hill International N.V.
Hill International (Anatolia)	Turkey
SIA Hill International (Baltic)	Latvia
Hill International Services Ltd.	British Virgin Islands
Hill International (UK) Ltd.*	England
Hill International (Bucharest) S.R.L.	Romania
Hill International (Hellas) S.A.	Greece
Hill International (Middle East) Ltd.	British Virgin Islands
Hill Construction Management Ltd.	Serbia
Hill International Rijeka d.o.o.	Croatia
James R. Knowles (Holdings) Ltd.*	England
Hill International (Libya) Ltd.	Malta
Hill International (North Africa) Ltd.	Egypt
Asia/Pacific Hill International Holding PTE Ltd.	Singapore
Hill International (Spain), S.A.*	Spain
Hill International Sp. z o.o	Poland
Binnington Copeland & Associates (Pty.) Ltd.	South Africa
BCA Training (Pty.) Ltd.	South Africa
Subsidiaries of Hill International (UK) Ltd.
Pickavance Group Ltd.	England
John Shreeves Holdings Ltd.*	England
Subsidiaries of James R. Knowles (Holdings) Ltd.
James R. Knowles Global Ltd.*	England
James R. Knowles (Worldwide) Ltd.	England
James R. Knowles (Australia Holdings) Pty. Ltd.*	Australia
Knowles North American Holdings Inc.*	Canada
Knowles Consultancy Services, Inc.	Canada

State or Country of Organization
Subsidiaries of Hill International (Spain), S.A.
Gerens Hill Gestion de Activos, S.A.	Spain
Hill International de Mexico, S.A. de C.V.	Mexico
Hill International Brasil Participações Ltda.*	Brazil
Subsidiaries of John Shreeves Holdings Ltd.
John Shreeves & Partners Ltd.	England
Subsidiaries of Hill International Brasil Participações Ltda.*
Engineering S.A. Services Tecnicos	Brazil
Engineering S.A. Services Tecnicos SP	Brazil

*
Parent corporation of additional subsidiaries

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  Exhibit 21
Subsidiaries of the Registrant